UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 16, 2010

Monroe Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-31951	35-1594017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Kirkwood Avenue Bloomington, Indiana		47408
(Address of Principal Executive Offices)		(Zip Code)

(812) 336-0201
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 16, 2010, Monroe Bancorp (“Monroe”) held a Special Meeting of Shareholders.  A total of 4,854,481 shares were present in person or by proxy at the meeting.

At the Special Meeting, the Agreement and Plan of Merger between Monroe and Old National Bancorp dated October 5, 2010 (the “Merger Agreement”), and the merger contemplated thereby (the “Merger”), received the following votes:

Votes For	4,599,393
Votes Against	238,910
Abstentions	16,178
Broker Non-Votes	0

As a result, the Merger Agreement and the Merger received a favorable vote of at least a majority of Monroe’s outstanding shares and were approved by Monroe’s shareholders.

Item 8.01  Other Events

On December 16, 2010, Monroe issued a press release announcing that, at a special shareholders’ meeting held on that date, its shareholders approved the Merger of Monroe with and into Old National Bancorp.  The press release also noted that the Merger is expected to close on January 1, 2011.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 16, 2010	MONROE BANCORP

	By:	/s/ Mark D. Bradford
Mark D. Bradford, President and CEO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 16, 2010